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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-202066) pertaining to the 2015 Stock Incentive Plan, the Employee Stock Purchase Plan and the 2010 Stock Incentive Plan of Invitae Corporation of our report dated March 10, 2016, with respect to the consolidated financial statements of Invitae Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Redwood City, California
March 10, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm